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         [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]




                            October 17, 1995



Oryx Energy Company
13155 Noel Road
Dallas, Texas 75240-5067



Ladies and Gentlemen:

   We are counsel to Oryx Energy Company (the "Company") in connection with the Company's Registration Statement on Form S-3 (File No. 33-45611) (the "Registration Statement") filed with Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the contemplated issuance by the Company from time to time of its Debt Securities, Common Stock and Preferred Stock with an aggregate initial offering price of up to $500,000,000 (collectively, the "Securities"). The Debt Securities are to be issued pursuant to a Senior Indenture between the Company and The Bank of New York, as Trustee (as amended or supplemented, the "Senior Indenture") or a Subordinated Indenture to be entered into between the Company and Bank of Montreal Trust Company, as Trustee (as amended or supplemented, the "Subordinated Indenture").

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

   On the basis of the foregoing we are of the opinion that:

       1. When the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly authorized and executed authenticated, issued and delivered in accordance with the Senior Indenture or the Subordinated Indenture, and as the case may be, against payment therefor in accordance

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[Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]

Oryx Energy Company
October 17, 1995
Page 2

   with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, and will be entitled to the benefits of the Indenture, except as (A) may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
   (B) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability.

      2. The shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), and the shares of Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"), when such shares of Common Stock or Preferred Stock, as the case may be, have been duly authorized, issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement, will be validly issued, fully paid and non-assessable.

   The opinions expressed above relate to Securities to be issued after the date hereof. In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Subordinated Indenture will have been duly authorized, executed and delivered by the parties thereto (in the case of Debt Securities to be issued thereunder), the authorization of the Securities will be applicable to such Security, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

   We do not express any opinion except as to matters involving the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission and to the reference to our name in the Prospectus relating to the Securities.

                            Very truly yours,


                            /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            ---------------------------------------------
                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.